Exhibit 25.2

Angiotech Pharmaceuticals, Inc.

Corporate Organization

as of June 4, 2012

Angiotech Pharmaceuticals, Inc. (British Columbia, Canada)

Angiotech International Holdings, Corp.

(Nova Scotia, Canada)

Angiotech International AG

(Switzerland)

Angiodevice International GmbH (Switzerland)

Angiotech Switzerland SA (Switzerland)

Angiotech SARL (France)

Angiotech UK Ltd. (England & Wales)

Angiotech S.L. (Spain)

Angiotech GmbH (Germany)

Angiotech Pharmaceuticals (US), Inc.

(Washington)

American Medical Instruments Holdings, Inc.

(Delaware)

Angiotech America, Inc.

(Illinois)

Angiotech BioCoatings Corp.

(New York)

Quill Medical, Inc. (Delaware)

Angiotech Participacoes do Brasil Ltda.

(Brazil)

Surgical Specialties Corporation (Delaware)

B.G. Sulzle, Inc. (Delaware)

Medical Device Technologies, Inc.

(Delaware)

Manan Medical Products, Inc.

(Delaware)

Angiotech Puerto Rico, Inc.

(Puerto Rico)

Surgical Specialties Puerto Rico, Inc.

(Puerto Rico)

Surgical Specialties UK Holdings Limited (England & Wales)

Bifos AB (Sweden)

PBN Medicals Denmark A/S

(Denmark)

Pearsalls Limited (England & Wales)

Angiotech Danmark A/S

(Denmark)

Unless otherwise noted, shareholdings are 100%.